SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2024

KULR TECHNOLOGY GROUP, INC.
(Exact name of the registrant as specified in its charter)

Delaware	001-40454	81-1004273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4863 Shawline Street, San Diego, California 92111

(Address of principle executive offices) (Zip code)

Registrant’s telephone number, including area code: (408) 663-5247

(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14D-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	KULR	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 5, 2024, KULR Technology Group, Inc. (the “Company”) received and acknowledged a letter (the “Acceptance Letter”) from the staff of NYSE American LLC (the “NYSE American”) notifying the Company that the NYSE American accepted the Company’s January 19, 2024 submission of the Company’s plan of compliance (the “Plan”) with the NYSE American addressing how the Company intends to regain compliance with the continued listing requirements of the NYSE American. In the Acceptance Letter, the NYSE American granted the Company a plan period through June 20, 2025 to regain compliance with the continued listing standards.

As previously reported, on December 20, 2023, the Company received a letter from the NYSE American stating that the Company’s stockholders’ equity as reported in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 was not in compliance with the NYSE American’s continued listing standards under Sections 1003(a)(i), (ii) and (iii) of the NYSE American Company Guide (the “Company Guide”). Section 1003(a)(iii) of the Company Guide requires a listed company to have stockholders’ equity of $6 million or more if the listed company has reported losses from continuing operations and/or net losses in its five most recent fiscal years. The Company reported a stockholders’ equity of $1.2 million as of September 30, 2023, and has reported losses from continuing operations and/or net losses in its five most recent fiscal years ended December 31, 2022.

During the plan period, the Company will be subject to quarterly review to determine if it is making progress consistent with the Plan. If the Company does not regain compliance with the NYSE American listing standards by June 20, 2025, or if the Company does not make sufficient progress consistent with the Plan, then the NYSE American may initiate delisting proceedings.

The Company’s stock will continue to be listed on the NYSE American during the plan period. The Company’s receipt of such notification from the NYSE American does not affect the Company’s business, operations or reporting requirements with the U.S. Securities and Exchange Commission.

The Company can provide no assurances that it will be able to make progress with respect to the Plan that NYSE American will determine to be satisfactory, that it will regain compliance with Section 1003(a)(i), (ii) and (iii) of the Company Guide on or before the expiration of the plan period, or that developments and events occurring subsequent to the Company’s formulation of the plan or its acceptance by the NYSE American will not adversely affect the Company’s ability to make sufficient progress and/or regain compliance with Section 1003(a)(i), (ii) and (iii) of the Company Guide on or before the expiration of the plan period or result in the Company’s failure to be in compliance with other NYSE American continued listing standards.

Item 8.01 Other Events.

On March 8, 2024, the Company issued a press release relating to the matters described in Item 3.01 of this Current Report on Form 8-K, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01 Exhibits

Exhibit No.	Description
99.1	Press Release dated March 8, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

KULR TECHNOLOGY GROUP, INC.

Date: March 8, 2024	By:	/s/ Michael Mo
Michael Mo
Chief Executive Officer